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                                                                   Exhibit 7(hh)

                            Form of LETTER AGREEMENT


December 2, 2004

Ms. Jean Carr
Associate Counsel
State Street Bank and Trust Company
Global Investor Services Group
2 Avenue de Lafayette LCC2S
Boston, Massachusetts 02111

Dear Ms. Carr:

This letter is to notify you that Janus Investment Fund (the "Trust") has established Janus Research Fund and Janus Explorer Fund as two new series of the Trust effective February 25, 2005. Pursuant to Section 16 of the Custodian Contract dated July 31, 1986, as amended, between the Trust and State Street Bank and Trust Company ("State Street"), the Trust requests confirmation that State Street will act as custodian for each of these new series under the terms of the Custodian Contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

JANUS INVESTMENT FUND


By:
   --------------------------------------------------
      Girard C. Miller
      President and Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY


By:
   --------------------------------------------------


Agreed to this ___ day of __________________, 2004.

cc:      Bonnie M. Howe
         Kelley A. Howes